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                                 SECURITY AGREEMENT


     This SECURITY AGREEMENT, dated as of December 31, 1998 (this "Security Agreement"), is executed by The RiceX Company, a Delaware corporation ("Debtor"), in favor of FoodCeuticals, LLC, a Delaware limited liability company ("Secured Party").

                                      RECITALS

          A. WHEREAS, Debtor and Secured Party have entered into that certain Loan Agreement, dated as of the date hereof (the "Loan Agreement"), pursuant to which Secured Party has agreed to lend to Debtor the principal amount of $1,850,000 (the "Loan");

          B. WHEREAS, the Loan is to be evidenced by one or more promissory notes substantially in the form of EXHIBIT A attached hereto to be executed and delivered by Debtor to Secured Party in accordance with the terms of the Loan Agreement (collectively, the "Note"); and

          C. WHEREAS, in order to induce Secured Party to extend credit on the terms and conditions set forth in the Note and the Loan Agreement, Debtor has agreed to enter into this Security Agreement and to grant the security interest in the Collateral as described herein.

                                     AGREEMENT

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

     1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

          "Collateral" shall have the meaning given to that term in Section 2 hereof.

          "Indebtedness" shall mean and include the aggregate amount of, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit; and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.


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          "Lien" shall mean, with respect to any tangible or intangible property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

          "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations owed by Debtor to Secured Party of every kind and description now existing or hereafter arising under or pursuant to the terms of the Note or the Loan Agreement, including all interest, fees, charges, expenses, reasonable attorneys' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          "Permitted Liens" shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Secured Party for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Secured Party for the eventual payment thereof if subsequently found payable; (iii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) Liens securing obligations under a capital lease where such Liens do not extend to property other than the property leased under such capital lease; (v) Liens upon any equipment acquired or held by the Debtor or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (vi) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (vii) Liens in favor of Secured Party; and (viii) Liens in favor of holders of Senior Indebtedness.

          "Senior Indebtedness" shall mean (i) unless expressly subordinated to or made on parity with the amounts due under the Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable for fees, expenses, costs of enforcement and


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other amounts due in connection with, indebtedness of the Debtor to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) all Liens on the Collateral existing on the date hereof.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

     2. GRANT OF SECURITY INTEREST. As security for the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a security interest in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.

     3. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, Debtor will be the owner thereof) and that no other person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, except for Permitted Liens.

     4. COVENANTS RELATING TO COLLATERAL. While any amount is outstanding under the Loan Agreement, Debtor hereby agrees (a) to perform all acts that may be reasonably requested by Secured Party and that are necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the priority of such Lien, except for Permitted Liens; (b) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof; (c) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral; and
(d) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral.

     5. AUTHORIZED ACTION BY AGENT. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact and agrees that, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), Secured Party may perform any act which Debtor is obligated by this Security Agreement to perform, and exercise such


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

rights and powers as Debtor might exercise with respect to the Collateral, including, but not limited to, those rights and powers enumerated in Section 6 hereof.

     6. DEFAULT AND REMEDIES. In addition to the remedies provided for in the Note, upon the occurrence or existence of any Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement, the Loan Agreement and the Note and by law, including the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and
(b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Debtor. Debtor hereby agrees that thirty
(30) days' notice of any intended sale or disposition of any Collateral is reasonable.

     7. LIEN SUBORDINATION. Any Lien of Secured Party, whether now or hereafter existing in connection with the amounts due under the Note, on any of the Collateral or any proceeds therefrom which Secured Party may have at any time as security for any amounts due and obligations under the Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Debtor or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

     8.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

               SECURED PARTY:

               FoodCeuticals, LLC
               The Abbey
               355 Madison Avenue
               Morristown, New Jersey  07960
               Attn: Mr. Joseph Ballantoni


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               DEBTOR:

               The RiceX Company
               1241 Hawk's Flight Court
               El Dorado Hills, California  95762
               Attn:  Daniel McPeak, Chairman of the Board

          (b) NONWAIVER. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (c) AMENDMENTS AND WAIVERS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

          (d) EXPENSES. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

          (e) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

                            [SIGNATURES ON FOLLOWING PAGE]
















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     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first written above.

"SECURED PARTY"

FOODCEUTICALS, LLC

By:  /s/ J.L. Bellantoni
   -------------------------
Name:  Joseph L. Bellantoni
     -----------------------
Title:  Managing Member
      ----------------------



"DEBTOR"

THE RICEX COMPANY

By:  /s/ D.L. McPeak
   -----------------------
Name:  Daniel L. McPeak
     ---------------------
Title:  COB/CEO
      --------------------















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                                    ATTACHMENT 1

                               TO SECURITY AGREEMENT

All right, title and interest of Debtor now owned or hereafter acquired in and to the following, except to the extent that the following are located at, arise out of or relate to Food Extrusion Montana, Inc., Dillon, Montana:

     (a) All accounts, accounts receivable, contract rights and general intangibles, including, without limitation, all forms of payment, all present and future incomes, rents, revenues, issues and profits, goodwill, licenses and license rights, bailment or leasehold interests, whether as lessor or lessee, all choses in action and recoveries for any loss in value of the real estate of Debtor or items of property described herein, rights in and to security agreements and other contracts or assignments providing security to Debtor, book debts, credits, indemnities, warranties or guarantees payable to Debtor upon loss or damage of property, inventions, designs, design registrations, trademarks, trade styles, trade names, know-how, powers, privileges, logos, franchise rights, payments in kind, advertising and promotional materials, trade secrets, patents, patent rights, copyrights, patent applications, tax refunds, customer lists, business and accounting records, including all ledger account cards, computer tapes and discs and other computer information, in all cases whether now owned or hereafter created or acquired by Debtor or in which Debtor may now have or may hereafter acquire an interest;


     (b) All inventory, including, without limitation, all goods held for sale or lease, furnished goods, merchandise, parts and supplies, of every kind and description, whether now owned or hereafter acquired by Debtor, or in which Debtor may now have or may hereafter acquire an interest, including, without limitation, inventory temporarily out of Debtor's custody or possession and any returns or repossessions upon any sales or accounts;

     (c) All goods, including, without limitation, equipment, machinery, materials, furniture, furnishings, engines, appliances, fixtures, tools, parts, supplies and vehicles of every kind and description, whether now owned or hereafter acquired by Debtor or delivered to the real property of Debtor, or in which Debtor may now have or may hereafter acquire an interest, and all additions, accessions, replacements, substitutions and improvements thereto;

     (d) All documents, documents of title, deposit accounts, negotiable and non-negotiable instruments, shares, stocks, bonds, debentures, securities, moneys, sources of money, uncalled capital, letters of credit and chattel paper whether now owned or hereafter acquired by Debtor; and

     (e) All proceeds and products of any of the foregoing, in any form, including, without limitation, proceeds of any insurance relating thereto or fire and/or builder's risk



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insurance and unrenewed insurance premiums, proceeds consisting of any of the above types of collateral, all awards made in eminent domain proceedings or purchase in lieu thereof, and proceeds of any tort cause of action now or hereafter in existence, and all replacements, substitutions, renewals, returns, additions, accessions, rents, royalties, issues, documents of ownership and receipts for any of the foregoing.




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                                     EXHIBIT A
                                     ---------

                                        NOTE